Exhibit 3.1

¢ . I . r •. > 500077376665 (Address) fY \ , u.f'I; [>1 h 1:.1 3'515! (City/StatMp/Phone #) OwAIT D PICK - UP D MAIL (Business Entity Name) (Document Number) 07/17/06 -- 01045 -- 006 * * 1 37 . O S Certified Copies Certificates of Status Special Instructions to Filing Officer: Office Use Only ·" - , - I

CERTIFICATE OF DOMESTICATION The undersigned, .. . J : : = - = o - s e p ; ; ; . . . , ; .h _ . l _ E m a=s;; _ ( Name ) of Technol Fuel Conditioners, Inc . (Corporation Name) in accordance with s . 607.1801, Florida Statutes, does hereby certify : Ass i stan t Secretary (Title) a foreign corporat i , on 1. The date on which corporation was first formed was M_ar_c6h_____ _ s _ s _ a 2. The jurisdiction where the above named corporation was first formed, incorporated, or otherwise came into being was _C_o_lo_r_ad_o_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ 3. The name of the corporation immediately prior to the filing of this Certificate of Domestication was Technol Fuel Conditioners, Jnc . 4. The name of the corporation, as set forth in its articles of incorporation, to be filed pursuant to s. 607.0202 and 607.0401 with this certificate is Technol Fuel Conditioners, Inc . 5. The jurisdiction that constituted the se a t, siege social, or principal place of business or central administration of the corporation, or any other equivalent jurisdiction under applicable l a w, immediately before the filing of the Certificate of Domestication was 2800 Griffin Drive, Bowling Green, Kentucky 42101 6. Attached are Florida articles of incorporation to complete the domestication requirements pursuant to s. 607 . 1801. I am assistant Secretary , of_ T _ e _ c _hn_o_ l _ F_ u l e _ C o _ i n t _ i o d n _ e r , _ sln _ - c _. - - - - - - - - - - - - - f \ and am authorized to sign this Certificate o so thistheday of _J_u""'ly _ _ _ _ _ _ _ ,. - ,.. -- - - - - - - - , _2006 _ _ _ Filing Fee : Certificate of Domestication Articles of Incorporation and Certified Copy Total to domesticate and file SS0.00 $78.75 Sl28 . 7S INHSS3 (6 / 04)

HLED ARTIC L ES OF INCORPORATION IN COMPLIANCE WITH CHAPTER 607, F.S. ' 06 jlJL I 7 M - 1 8: I 4 , • i r . . n , , : , . : , . 1 , . . - I A . .. r r ' i : , I : o r r · · " 0 · ' \ - I · A · - I - t TALLAHASSEE. FLORIDA ARTICLE I NAME THE NAME OF THE CORPORATION SHALL BE: Technol Fuel Conditioners, Inc. ARTICLE II PR IN CIPAL OFFICE 'DIE PRINCIPAL PLACE OF BUSINESS/ MAILING ADDRESS JS: 2800 Griffin Drive Bowling Green, Kentucky 42101 ARTICLE III PURPOSE THE PURPOSE FOR WHICH THE CORPORATION IS ORGANIZED: Acquisition and Development of Oil and Gas Properties ARTICLE IV SHARES THE NUMBER OF SHARES OF STOCK IS: 200,00 000 .001 Common shares 10,0uO,OOO Preferred No Par Value shares ARTICLE V INITIAL DIRECTORS AND/ OR OFFICERS THE NAME{S) AND ADDRESS(ES} AND SPECIFIC TITLES: Shane Polson and Terra Underwood 2800 Griffin Drive Bowling Green, Kentucky 42101 ARTICLE VI INITIAL REGISTERED AGENT AND STREET ADDRESS THE NAME AND FLORIDA STREET ADDRESS {P.O. BOX NOT ACCEPI'ABLE) OF THE REGISTERED AGENT JS: Joseph I. Emas 1224 Washington Avenue Miami Beach, Florida 33139 ARTICL E VII INCORPORATOR THE NAME AND ADDR E SS OFTHE INCORPORATOR IS: Joseph I. Emas 1224 Washington Avenue Miami Beach, Florida 33139 A DAS REGISTERED AGENI' AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE L'UJ1<r1..11K&Tl! NAT THE PLACE DESIGNATED IN THIS CERTIFICATE, 1 AM FAMILlAR WITH AND AllP0.'1Nl'MENI' AS REGISTERED AGENI' AND AGREE TO ACT IN THIS CAPACITY. "Y v l - t ' 1 d (N' Date .